Exhibit 32.2

Certificate Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

I, Robert W. Kuhn, executive vice president and chief financial officer and secretary of AptarGroup, Inc., certify that (i) the Quarterly Report on Form 10-Q of AptarGroup, Inc. for the quarter ended September 30, 2020 (the “Form 10-Q”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of AptarGroup, Inc.

By:	/s/ ROBERT W. KUHN
Robert W. Kuhn
Executive Vice President,
Chief Financial Officer and Secretary

October 30, 2020